EXHIBIT 10.2

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

INDEPENDENT DIRECTOR’S CONTRACT

THIS AGREEMENT (The "Agreement") is made as of the 25th day of October 2007 and is by and between China Security & Surveillance Technology, Inc., a Delaware corporation (hereinafter referred to as the "Company") and Robert Shiver (hereinafter referred to as the "Director").

BACKGROUND

The Company desires to retain the Director for the duties of Independent Director and the Director desires to be retained for such position and to perform the duties required of such position in accordance with the terms and conditions of this Agreement.

AGREEMENT

In consideration for the above recited promises and the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:

1.

DUTIES. The Company requires that the Director be available to perform such duties as Independent Director as may be determined and assigned by the Board of Directors of the Company and as may be required by the Company’s constituent instruments, including its certificate or articles of incorporation, bylaws and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including the Delaware General Corporation Law. The Director agrees to devote as much time as is necessary to perform completely the duties as Independent Director of the Company.

2.

TERM. The term of this Agreement shall commence as of the date of the Director’s appointment by the board of directors of the Company (in the event the Director is appointed to fill a vacancy) or the date of the Director’s election by the stockholders of the Company and shall continue until the Director’s removal or resignation.

3.

COMPENSATION. For all services to be rendered by the Director in any capacity hereunder, the Company agrees to (i) pay the Director a base fee of USD50,000 per year payable monthly in 12 equal amounts and (ii), pursuant to the terms and conditions of the Company’s 2007 Equity Incentive Plan, grant to the Director each year certain number of shares of the common stock of the Company, the total value of which equals USD150,000. Such base fee and common stock compensation may be adjusted from time to time as agreed by the parties.

4.

EXPENSES. In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse the Director for pre-approved reasonable business related expenses incurred in good faith in the performance of the Director’s duties for the Company. Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

5.

CONFIDENTIALITY. The Company and the Director each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company ("Confidential Information"). The Director covenants not to, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information.

6.

NO CONFLICT. For so long as the Director is a director of the Company, the Director shall not act, directly or indirectly, as an employee, agent, independent contractor or in any other capacity with any person or entity that competes with the Company, nor shall the director own, directly or indirectly, any equity or debt securities or other interest in any such person or entity.

7.

NOTICE OF MATERIAL CHANGE IN FINANCIAL CONDITION OF THE COMPANY. The Company shall notify the Director in writing, at the earliest practicable time, of any material adverse change in the financial condition of the Company.

8.

TERMINATION. With or without cause, the Company and the Director may each terminate this Agreement at any time upon ten (10) days written notice, and the Company shall be obligated to pay to the Director the compensation and expenses due up to the date of the termination. If the Director voluntarily resigns prior to October 1st of any year after the first year of this agreement, the Company shall be entitled to receive, upon written request by the Company, a prorated refund of the portion of the base fee that relates to the period after the termination date. Such written request must be submitted within ninety (90) days of the termination date. Nothing contained herein or omitted herefrom shall prevent the shareholder(s) of the Company from removing the Director with immediate effect at any time for any reason.

9.

INDEMNIFICATION. The Company shall indemnify, defend and hold harmless the Director, to the full extent allowed by the law of the State of Delaware, and as provided by, or granted pursuant to, any charter provision, bylaw provision, agreement (including, without limitation, the Indemnification Agreement executed herewith), vote of stockholders or disinterested directors or otherwise, both as to action in the Director’s official capacity and as to action in another capacity while holding such office. The Company and the Director are executing the Indemnification Agreement in the form attached hereto as Exhibit A.

10.

EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

11.

NOTICE. Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified on the signature page hereto or, if to the Company, to the Company’s address as specified in filings made by the Company with the U.S. Securities and Exchange Commission and if by fax to 86-755-83510815.

12.

GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Delaware without reference to that state’s conflicts of laws principles.

13.

ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

14.

MISCELLANEOUS. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of the within Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

15.

ARTICLE HEADINGS. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16.

COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Independent Director’s Contract to be duly executed and signed as of the day and year first above written.

CHINA SECURITY & SURVEILLANCE
TECHNOLOGY, INC.

BY:	/s/Guoshen Tu
Name: Guoshen Tu
Title: CEO and President

INDEPENDENT DIRECTOR

BY:	/s/Robert Shiver
Robert Shiver